UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2025

ALLOVIR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39409	83-1971007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

AlloVir, Inc.

P.O. Box 44

1661 Massachusetts Avenue

Lexington, MA 02420

(Address of principal executive offices, including zip code)

(617) 433-2605

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ALVR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 9, 2025, the board of directors (the “Board”) of AlloVir, Inc. (“AlloVir”) determined to effect a one-for-twenty-three (1-for-23) reverse stock split of AlloVir’s common stock, par value $0.0001 per share (the “Common Stock”).

The reverse stock split ratio approved by the Board is within the previously disclosed range of ratios for a reverse stock split authorized by the stockholders of AlloVir at the Special Meeting of Stockholders of AlloVir held on January 9, 2025.

The reverse stock split will take effect at 4:05 p.m. Eastern Time on January 15, 2025, and AlloVir’s Common Stock will begin trading on a split-adjusted basis on The Nasdaq Capital Market as of the opening of trading on January 16, 2025. The CUSIP number of 019818202 will be assigned to AlloVir’s Common Stock when the reverse stock split becomes effective.

No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise hold a fraction of a share of Common Stock of AlloVir will receive a cash payment in lieu thereof at a price equal to that fraction of a share to which the stockholder would otherwise be entitled, multiplied by the closing price of AlloVir’s Common Stock on Nasdaq on January 15, 2025 (as adjusted for the reverse split).

No Offer or Solicitation

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities nor a solicitation of any vote or approval with respect to the proposed merger or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

This communication relates to the reverse stock split in connection with the proposed merger involving AlloVir and Kalaris Therapeutics, Inc. (“Kalaris”). In connection with the proposed merger and reverse stock split, AlloVir has filed relevant materials with the SEC, including a definitive proxy statement regarding the reverse stock split (the “Reverse Split Proxy Statement”), a registration statement on Form S-4 (the “Form S-4”) which contains a proxy statement (the “Merger Proxy Statement,” together with the Reverse Split Proxy Statement, collectively, the “Proxy Statements”) and prospectus. This communication is not a substitute for the Form S-4, the Proxy Statements or for any other document that AlloVir may file with the SEC and or send to AlloVir’s stockholders in connection with the proposed merger and the reverse stock split. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF ALLOVIR ARE URGED TO READ THE FORM S-4, THE PROXY STATEMENTS

AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ALLOVIR, THE PROPOSED MERGER, THE REVERSE STOCK SPLIT AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the Form S-4, the Proxy Statements and other documents filed by AlloVir with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by AlloVir with the SEC will also be available free of charge on AlloVir’s website at www.allovir.com, or by contacting AlloVir’s Investor Relations at ir@allovir.com.

Participants in the Solicitation

AlloVir, Kalaris, and their respective directors and certain of their executive officers and other members of management may be considered participants in the solicitation of proxies from AlloVir’s stockholders with respect to the proposed merger under the rules of the SEC. Information about the directors and executive officers of AlloVir is set forth in its Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on March 15, 2024, subsequent Quarterly Reports on Form 10-Q , the definitive proxy statement for AlloVir’s 2024 annual meeting of stockholders, which was filed with the SEC on April 23, 2024 and other documents that may be filed from time to time with the SEC. Additional information regarding the persons who may be deemed participants in the proxy solicitations, including about the directors and executive officers of Kalaris, and a description of their direct and indirect interests, by security holdings or otherwise, have been included in the Form S-4, the Proxy Statements and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AlloVir, Inc.

Date: January 10, 2025	By:	/s/ Edward Miller
Name: Edward Miller
Title: General Counsel